Exhibit 10.4

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

Dated as of July 21, 2006

between

OSCIENT PHARMACEUTICALS CORPORATION

and

PAUL ROYALTY FUND HOLDINGS II

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TABLE OF CONTENTS

(continued)

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EXHIBITS

Exhibit A	— Form of Warrant

Exhibit B	— Form of Registration Rights Agreement

Exhibit C	— Form of Revenue Interests Assignment Agreement

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COMMON STOCK AND WARRANT PURCHASE AGREEMENT

COMMON STOCK AND WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of July 21, 2006 between Oscient Pharmaceuticals Corporation, a Massachusetts corporation (the “Company”) and Paul Royalty Fund Holdings II, a California general partnership (“PRF”).

RECITALS

WHEREAS, the Company desires to issue and sell to PRF, and PRF desires to purchase from the Company, an aggregate of 11,111,111 shares of the authorized and unissued shares of common stock, par value $0.10 per share, of the Company (the “Common Stock”) and a warrant to purchase 2,304,147 shares of Common Stock in the form attached hereto as Exhibit A (the “Warrant”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1. Definitions. For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.1:

“Affiliate” shall mean any Person that controls, is controlled by, or is under common control with another Person. For purposes of this definition, “control” shall mean (i) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (ii) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Antara Purchase Agreement” shall mean that certain Asset Purchase Agreement by and among the Company, Guardian and Reliant Pharmaceuticals, Inc. dated as of July 21, 2006, including the exhibits specifically listed therein.

“Board” shall mean the Board of Directors of the Company.

“By-laws” shall mean the Company’s By-laws, as amended.

“Closing” shall have the meaning set forth in the Revenue Interests Assignment Agreement.

“Closing Date” shall have the meaning set forth in the Revenue Interests Assignment Agreement.

“Common Stock” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at that time.

“GAAP” shall mean generally accepted accounting principles in the United States in effect from time to time.

“Governmental Authority” shall mean any government, court, regulatory or administrative agency or commission, or other governmental authority, agency or instrumentality, whether foreign, federal, state or local (domestic or foreign), including the United States Patent and Trademark Office, the FDA, the United States National Institutes of Health, or any other government authority in any country.

“Guardian” shall mean Guardian II Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company formed to acquire all of the “Acquired Assets”, as defined in the Antara Purchase Agreement.

“Indemnified Liabilities” has the meaning set forth in Section 8.6.

“Indemnitees” has the meaning set forth in Section 8.6.

“Indemnitor” has the meaning set forth in Section 8.6.

“Lien” shall mean any lien, hypothecation, charge, instrument, license, preference, priority, security agreement, security interest, interest, mortgage, option, privilege, pledge, liability, covenant, order, tax, right of recovery, trust or deemed trust (whether contractual, statutory or otherwise arising) or any encumbrance, right or claim of any other person of any kind whatsoever whether choate or inchoate, filed or unfiled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown.

“Losses” shall mean collectively, any and all claims, damages, losses, judgments, liabilities, costs and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding).

“Material Adverse Effect” shall have the meaning set forth in the Revenue Interests Assignment Agreement.

“Oscient Indemnified Party” has the meaning set forth in Section 8.5.

“Party” or “Parties” shall mean the Company and PRF.

“Person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, but not including a government or political subdivision or any agency or instrumentality of such government or political subdivision.

“PRF” has the meaning set forth in the first paragraph of this Agreement.

“Purchase Price” has the meaning set forth in Section 2.2(b).

“Registration Rights Agreement” shall mean the Registration Rights Agreement, dated as of the Closing Date, by and between the Company and PRF, attached hereto as Exhibit B.

“Restated Articles of Organization” shall mean the Company’s Restated Articles of Organization as amended to date.

“Restricted Securities” shall mean the Shares, the Warrant, Common Stock underlying the Warrant issued hereunder and all shares of Common Stock issued or issuable in respect thereof by way of a stock dividend, stock split, combination, subdivision or other similar event. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) been distributed to the public through a broker, dealer or market maker pursuant to Rule 144 (or any similar provision then in force) under the Securities Act or become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act, or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend set forth in Section 5.3 have been delivered by the Company in accordance with Section 5.4. Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to receive from the Company, without expense, new securities of like tenor not bearing a Securities Act legend of the character set forth in Section 5.3. Any holder requesting the removal of such legend shall deliver or cause to be delivered to the Company a certificate executed by the holder and an opinion of such holder’s counsel, such certificate and opinion to be in form and substance reasonably satisfactory to the Company.

“Revenue Interests Assignment Agreement” shall mean the Revenue Interests Assignment Agreement, dated July 21, 2006, among the Company, the Guardian and PRF, attached hereto as Exhibit C.

“SEC” shall mean the Securities and Exchange Commission and includes any governmental authority or agency succeeding to the functions thereof.

“SEC Documents” has the meaning set forth in Section 6.5.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at that time.

“Shares” has the meaning set forth in Section 2.1.

“Subsidiary” or “Subsidiaries” shall mean with respect to any Person (i) any corporation of which the outstanding capital stock having at least a majority of votes entitled to be cast in the election of directors under ordinary circumstances shall at the time owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Transaction Documents” shall mean the agreements, documents and instruments expressly contemplated hereby and thereby, including the Registration Rights Agreement.

“Warrant” has the meaning set forth in the Recitals.

ARTICLE II

AUTHORIZATION AND SALE OF COMMON STOCK AND WARRANT

2.1. Purchase and Sale of Common Stock and Warrant. At the Closing, and in reliance upon the representations and warranties of the Company set forth herein or in any certificate or other document delivered pursuant hereto, the Company shall issue, sell and deliver to PRF, and PRF shall purchase from the Company at a purchase price of $0.90 per share, 11,111,111 shares of Common Stock (the “Shares”) and the Warrant.

2.2. Delivery of Shares and Warrant; Payment of Purchase Price.

(a) At the Closing, the Company shall issue and deliver to PRF, (i) one or more stock certificates, duly executed by the Company and registered in the Company’s stock ledger in PRF’s name, evidencing the Shares and (ii) a duly executed copy of the Warrant.

(b) At the Closing, as payment in full for the Shares and Warrant being purchased by it under this Agreement, and against delivery of the stock certificate(s) and Warrant therefor as described in subparagraph (a) above, PRF shall transfer to the account of the Company by wire transfer $10,000,000 (the “Purchase Price”).

ARTICLE III

CONDITIONS TO CLOSING

The obligations of the Parties to this Agreement to consummate the transactions contemplated by this Agreement and the Transaction Documents shall be subject to the satisfaction of (or waiver in writing) of the following conditions precedent:

3.1. Representations and Warranties True. The representations and warranties of each Party contained in this Agreement that are qualified as to materiality shall be true and correct, and all other representations and warranties of each Party contained in this Agreement shall be true and correct in all material respects, in each such case on and as of the Closing Date, with the same effect as though made on and as of the Closing Date.

3.2. Closing pursuant to the Revenue Interests Assignment Agreement. The Closing as contemplated under the Revenue Interests Assignment Agreement shall have occurred.

3.3. Registration Rights Agreement. The Company and PRF shall have entered into the Registration Rights Agreement.

3.4. Asset Purchase Agreement. The Company shall have consummated the transactions contemplated by the Asset Purchase Agreement by and among the Company, Oscient/Antara Subsidiary and Reliant Pharmaceuticals, Inc.

ARTICLE IV

COVENANTS

4.1. Compliance with Agreements. The Company shall perform and observe all of its obligations to each holder of the Shares and the Warrant set forth in the Restated Articles of Organization, as amended, and the By-laws.

4.2. Current Public Information; Listing. The Company shall use commercially reasonable efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and shall take such further action as PRF may reasonably request, all to the extent required to enable PRF to sell Restricted Securities pursuant to Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the SEC. Promptly after the Closing, the Company will file with the Nasdaq National Market, if required, the appropriate notification form for the listing of additional shares under the rules and regulations of such exchange (and otherwise in a form reasonably acceptable to PRF), in respect of the Shares and the Common Stock underlying the Warrant and the Company shall use commercially reasonable efforts to cause the Shares and the Common Stock underlying the Warrant to at all times be listed (or traded) on one of the New York Stock Exchange, American Stock Exchange, or the Nasdaq National Market.

4.3. Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrant, such number of shares of Common Stock issuable upon the exercise of the Warrant.

4.4. Termination. Notwithstanding any other provision of this Article IV, upon such time as PRF no longer owns any Shares or Common Stock underlying the Warrant, the Company’s obligations pursuant to this Article IV shall terminate (provided that the Company shall remain liable for any breach thereof prior to such termination).

4.5. Board Representative. At the Closing, the Company shall

(a) cause the size of the Board of Directors to be increased and one director designated by PRF, which shall initially be Gregory B. Brown, MD, to be elected by the Board of Directors to fill the vacancy so created for a term ending at the Company’s next annual meeting. Following such initial term, the Company shall use its best efforts to nominate one director designated by PRF to the Company’s Board of Directors for election by the Company’s shareholders at every shareholder meeting at which his term would otherwise expire. In the absence of any designation from PRF, the Company shall nominate the director previously designated by PRF and then serving if such director is still eligible to serve to be elected to the Company’s Board of Directors. If any vacancy created by the resignation, removal or death of a director elected pursuant to this Section 4.5 occurs, PRF shall designate a new director to fill the vacancy created by such resignation, removal or death and the Company shall use its best efforts to cause the Board of Directors to appoint such director to the Board of Directors for a term ending at the Company’s next annual meeting, at which time the Company will use its best effort to nominate such director to the Company’s Board of Directors for election by the Company’s Board of Directors and for election by the Company’s shareholders at every shareholder meeting at which his term would otherwise expire. The director designated by PRF shall resign and the Company shall no longer be required to nominate a director designated by PRF upon the later of the following events: (1) if PRF ceases to own at least five (5%) percent of the Company’s Common Stock or securities convertible into the Company’s Common Stock; (2) if the Company owes PRF less than five million dollars ($5,000,000) under the Note pursuant to the Note Purchase Agreement among the Parties dated as of the date hereof; (3) the provisions of part (b) of the definition of Applicable Percentage, as defined in Section 1.01 of the Revenue Interests Assignment Agreement, have been triggered; or (4) if the amounts due by the Company pursuant to the Revenue Interests Assignment Agreement cease to be due under such agreement. The Company shall reimburse the director designated by PRF, if elected to the Board of Directors as provided herein, for all reasonable out-of-pocket travel and other expenses as are reimbursed to other directors on the Board, all in accordance with the Company’s policies for reimbursement of directors. The director designated by PRF and elected to the Board of Directors as provided herein shall also be entitled to compensation paid to the non-employee directors of the Company.

(b) If at any time during the period pursuant to Section 4.5(a) in which PRF shall be entitled to designate a nominee for election to the Company’s Board of Directors and the director designated by PRF is not a member of the Board of Directors, the Company shall invite a PRF’s designee to attend and participate in all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such designee copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time and in the same manner as provided to such directors; provided, however, that the Company reserves the right to exclude the PRF designee from access to any notices, minutes, consents and other materials or meetings or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect confidential information or for other similar reasons. The Company shall reimburse the PRF designee for all reasonable out-of-pocket travel and other expenses as are reimbursed to other directors on the Board, all in accordance with the Company’s policies for reimbursement of directors.

4.6. Schedule 13D and 13G. PRF agrees to provide the Company with a copy of any Schedule 13D or 13G that PRF intends to file with the SEC in connection with its purchase of Shares and the Warrant in advance of such filing and such 13D or 13G shall be true and correct when filed with the SEC.

4.7. Use of Proceeds. The Company shall use the proceeds from the sale of the Shares and the Warrant to fund the purchase price of and related transaction expenses in connection with the transactions contemplated by the Antara Purchase Agreement. The Company shall not use any such proceeds for any other purpose.

ARTICLE V

TRANSFER OF RESTRICTED SECURITIES

5.1. General Provisions. Restricted Securities are transferable only pursuant to (a) public offerings registered and declared effective pursuant to a registration statement under the Securities Act, (b) Rule 144 or Rule 144A of the SEC (or any similar rule or rules then in force) if such rule is available and (c) any other legally available means of transfer.

5.2. Rule 144A. Upon the request of PRF, the Company shall promptly supply to PRF all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the SEC.

5.3. Legend. Each certificate or instrument representing Restricted Securities shall be imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE COMMON STOCK AND WARRANT PURCHASE AGREEMENT, DATED AS OF JULY 21, 2006, AND MODIFIED FROM TIME TO TIME, BETWEEN OSCIENT PHARMACEUTICALS CORPORATION (THE “COMPANY”) AND PAUL ROYALTY FUND HOLDINGS II, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED WITH RESPECT TO SUCH TRANSFER. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.”

5.4. Legend Removal. If any Restricted Securities become eligible for sale pursuant to Rule 144(k), the Company shall, upon the request of the holder of such Restricted Securities, remove the legend set forth in Section 5.3 from the certificates for such Restricted Securities. Any holder requesting the removal of such legend shall deliver or cause to be delivered to the Company a certificate executed by the holder and an opinion of such holder’s counsel, such certificate and opinion to be in form and substance reasonably satisfactory to the Company.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to PRF to enter into this Agreement and to purchase the Shares and the Warrant, the Company hereby represents and warrants to PRF and agrees as follows:

6.1. Organization. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of The Commonwealth of Massachusetts, and has all corporate powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Agreement and the Transaction Documents. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure to do so would have a Material Adverse Effect.

6.2. Corporate Authorization. The Company has all necessary power and authority to enter into, execute and deliver the Agreement and the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Company and the Agreement and each Transaction Document constitutes the valid and binding obligation of the Company, enforceable against it in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles and except to the extent that rights to indemnification contained in this Agreement may be limited by federal or state securities laws or public policy relating thereto.

6.3. Authorized Capital Stock.

(a) The authorized capital stock of the Company consists of (i) 174,375,000 shares of Common Stock, of which 96,878,379 shares were issued and outstanding as of July 19, 2006, and of which 7,769,073 have been reserved for issuance upon exercise of granted stock options; and (ii) 625,000 shares of Series B restricted common stock, $0.10 par value per share, of which no shares are issued and outstanding.

(b) The Shares, when issued, sold and delivered in accordance with the terms of this Agreement and the Restated Articles of Organization, will be duly and validly issued, fully paid, non-assessable and free and clear of all Liens, except any Liens created by or through PRF.

(c) The Common Stock issuable upon exercise of the Warrant will, when issued, be duly and validly issued, fully paid, non assessable and free and clear of all Liens, except any Liens created by or through PRF.

6.4. Conflict.

(a) Neither the execution and delivery of the Agreement or any of the Transaction Documents nor the performance or consummation of the transactions contemplated hereby and thereby will in any material respect: (i) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by any provisions of: (A) to the Company’s knowledge, any law, rule, ordinance or regulation of any Governmental Authority, or any judgment, order, writ, decree, permit or license of any Governmental Authority, to which the Company or any of its Subsidiaries or any of their respective assets or properties may be subject or bound; or (B) any contract, agreement, commitment or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound; (ii) contravene, conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by, any provisions of the certificate of incorporation or by-laws (or other organizational or constitutional documents) of the Company or any of its Subsidiaries; or (iii) result in the creation or imposition of any Lien on the assets or properties of the Company or any of its Subsidiaries.

6.5. SEC Documents; Financial Statements. Since January 1, 2005, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates (or in the case of any amended SEC Document, as of the date of amendment), each SEC Document complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Document, and none of the SEC Documents, at the time they were filed with the SEC (or in the case of any amended SEC Document, as of the date of amendment), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the consolidated financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such consolidated financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such consolidated financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, the Company is not aware of any unresolved comments issued by the SEC with respect to the SEC Documents.

6.6. Incorporation of Representations and Warranties. The representations and warranties of the Company contained in Sections 3.06 through 3.17 of the Revenue Interests Assignment Agreement are hereby incorporated by reference as if such sections were set forth in full herein, mutatis mutandis.

6.7. Absence of Certain Changes. Since the most recent filing by the Company with the SEC, except as set forth in any SEC Document, there has been no event or change that, individually or in the aggregate, whether or not arising in the ordinary course of business, would have a Material Adverse Effect.

6.8. No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Shares and the Warrant.

6.9. No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares and the Warrant to be integrated with prior offerings by the Company in violation of the Securities Act.

6.10. Absence of Further Requirements. Other than filings with SEC or otherwise with respect to federal or state securities law, to the Company’s knowledge no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations under the Transaction Documents or the consummation by the Company of the transactions contemplated by the Transaction Documents.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF PRF

As an inducement to the Company to enter into this Agreement and to issue and sell the Shares and the Warrant, PRF hereby represents and warrants to the Company and agrees as follows:

7.1. Organization. PRF is a general partnership duly formed and validly existing under the laws of the State of California and has all powers and all licenses, authorizations, consents and approvals required to carry on its business as now conducted and as proposed to be conducted in connection with the transactions contemplated by the Agreement and the Transaction Documents.

7.2. Authorization. PRF has all necessary power and authority to enter into, execute and deliver the Agreement and the Transaction Documents and to perform all of the obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereunder and thereunder. The Agreement and the Transaction Documents have been duly authorized, executed and delivered by PRF and each Agreement and Transaction Document constitutes the valid and binding obligation of PRF, enforceable against it in accordance with their respective terms, subject, as to enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or general equitable principles.

7.3. Investment Representations.

(a) The Shares and the Warrant are being acquired for PRF’s own account and without a view to the resale or distribution of the Shares or the Warrant or any interest therein other than in a transaction exempt from registration under the Securities Act.

(b) PRF is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act.

(c) PRF understands that the Restricted Securities being sold hereby have not been registered under the Securities Act, or applicable state securities laws, and are being issued in reliance on exemptions for private offerings contained in Section 4(2) of the Securities Act and in reliance on exemptions from the registration requirements of certain state securities laws. Because the Restricted Securities have not been registered under the Securities Act or applicable state securities laws, the Restricted Securities may not be re-offered or resold except through a valid and effective registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws.

(d) PRF has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Shares and the Warrant and is capable of bearing the economic risks of such investment, including a complete loss of its investment in the Shares and the Warrant. PRF understands that its investment in the Shares and the Warrant involves a high degree of risk.

7.4. Brokers. PRF has not taken any action that would entitle any Person to any commission or broker’s fee in connection with the transactions contemplated by the Agreement and the Transaction Documents.

7.5. Absence of Further Requirements. Other than filings with the SEC or otherwise with respect to federal or state securities law, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any governmental entity, other than those that have been made or obtained, is necessary or required for the performance by PRF its obligations under the Transaction Documents or the consummation by PRF of the transactions contemplated by the Transaction Documents.

ARTICLE VIII

MISCELLANEOUS

8.1. Survival of Representations and Warranties.

(a) All representations and warranties made herein and in any other Transaction Document, any certificates or in any other writing delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Closing for a period of three (3) years.

(b) Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in the Transaction Documents, and the parties may rely on the representations and warranties in the Transaction Documents irrespective of any information obtained by them by any investigation, examination or otherwise. All representations and warranties contained herein, incorporated by reference herein or made in writing by any Party in connection herewith shall survive until the first anniversary of the date of this Agreement.

8.2. Specific Performance. Each of the parties hereto acknowledges that the other party will have no adequate remedy at law if it fails to perform any of its obligations under the Agreement or any of the Transaction Documents. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to specific performance of this Agreement.

8.3. Notices. All notices, consents, waivers and communications hereunder given by any party to the other shall be in writing (including facsimile transmission) and delivered personally, by telegraph, telecopy, telex or facsimile, by a recognized overnight courier, or by dispatching the same by certified or registered mail, return receipt requested, with postage prepaid, in each case addressed:

If to PRF to:

Paul Royalty Fund Holdings II

c/o Paul Capital Partners

140 East 45th Street, 44th Floor

New York, NY 10017

Attention: Gregory B. Brown, MD, Partner

Facsimile No.: (646) 264-1101

with a copy to:

McDermott Will & Emery LLP

227 West Monroe Street

Chicago, IL 60606-5096

Attention: Timothy R.M. Bryant

Facsimile No.: (312) 984-7700

If to the Company or any of its Subsidiaries to:

Oscient Pharmaceuticals Corporation

1000 Winter Street, Suite 2200

Waltham, MA 02451

Attention: Legal Department

Facsimile No.: (781) 398-2530

with a copy to:

Ropes & Gray LLP

One International Place

Boston, MA 02110

Attention: Patrick O’Brien, Esq.

Facsimile No.: (617) 951-7050

or to such other address or addresses as PRF or the Company or its Subsidiaries may from time to time designate by notice as provided herein, except that notices of changes of address shall be effective only upon receipt. All such notices, consents, waivers and communications shall: (a) when posted by certified or registered mail, postage prepaid, return receipt requested, be effective three (3) Business Days after dispatch, unless such communication is sent trans-Atlantic, in which case they shall be deemed effective three (3) Business Days after dispatch, (b) when telegraphed, telecopied, telexed or facsimiled, be effective upon receipt by the transmitting party of confirmation of complete transmission, or (c) when delivered by a recognized overnight courier or in person, be effective upon receipt when hand delivered.

8.4. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The Company shall not be entitled to assign any of its obligations and rights under the Agreement or the Transaction Documents without the prior written consent of PRF. PRF shall not be entitled to assign without the consent of the Company any of its obligations and rights under the Agreement without the prior written consent of the Company.

8.5. Indemnification.

(a) The Company hereby indemnifies and holds PRF and its Affiliates and any of their respective partners, directors, managers, members, officers, employees and agents (each a “Investor Indemnified Party”) harmless from and against any and all Losses (including all Losses in connection with any product liability claims or claims of infringement or misappropriation of any intellectual property rights of any Third Parties) incurred or suffered by any Investor Indemnified Party arising out of any breach of any representation, warranty or certification made by the Company in the Agreement or any of the Transaction Documents or certificates given by the Company in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by the Company pursuant to the Agreement or any Transaction Document.

(b) PRF hereby indemnifies and holds the Company, its Affiliates and any of their respective partners, directors, managers, officers, employees and agents (each an “Oscient Indemnified Party”) harmless from and against any and all Losses incurred or suffered by an Oscient Indemnified Party arising out of any breach of any representation, warranty or certification made by PRF in the Agreement or any of the Transaction Documents or certificates given by PRF in writing pursuant hereto or thereto or any breach of or default under any covenant or agreement by PRF pursuant to the Agreement or any Transaction Document.

(c) If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party pursuant to the preceding paragraphs, the indemnified party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the indemnifying party in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify such indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under the foregoing provisions of this Section 8.5 unless, and only to the extent that, such omission results in the forfeiture of, or has a Material Adverse Effect on the exercise or prosecution of, substantive rights or defenses by the indemnifying party. In case any such action is brought against an indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8.5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, an indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them based on the advice of such counsel. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d) No claim may be made for indemnification pursuant to this Section 8 unless written notice of such claim, in reasonable detail, is given to the Company or to PRF, as the case may be, (i) with respect to any breach of any representation, warranty or certification made by the Company in the Agreement or any of the Transaction Documents, within the three-year period following the Closing Date or (ii) with respect to all other matters, including any default under any covenant or agreement by the Company pursuant to the Agreement or any Transaction Document, at any time following the Closing Date.

8.6. Entire Agreement. This Agreement, together with the Exhibits hereto (which are incorporated herein by reference), and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements (including the Term Sheet for Purchase of Revenue Interest, Debt and Equity from Oscient Pharmaceuticals Corporation dated June 29, 2006 between Paul Capital Advisors, LLC and the Company), understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, the terms of that certain Confidential Disclosure Agreement by and between the Company and PRF dated as of June 8, 2006 shall continue in effect. No representation, inducement, promise, understanding, condition or warranty not set forth herein (or in the Exhibits or other Transaction Documents) has been made or relied upon by either party hereto. None of this Agreement, nor any provision hereof, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

8.7. Amendments; No Waivers.

(a) This Agreement or any term or provision hereof may not be amended, changed or modified except with the written consent of the parties hereto. No waiver of any right hereunder shall be effective unless such waiver is signed in writing by the party against whom such waiver is sought to be enforced.

(b) No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.8. Interpretation. When a reference is made in this Agreement to Articles, Sections, Schedules or Exhibits, such reference shall be to an Article, Section, Schedule or Exhibit to this Agreement unless otherwise indicated. The words “include”, “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation”. Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

8.9. Headings and Captions. The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

8.10. Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto. Any counterpart may be executed by facsimile or pdf signature and such facsimile or pdf signature shall be deemed an original.

8.11. Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

8.12. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed, interpreted and enforced in accordance with, the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

(b) Any legal action or proceeding with respect to this Agreement or any other Transaction Document may be brought in any state or federal court of competent jurisdiction in the state, county and city of New York. By execution and delivery of this Agreement, each party hereto hereby irrevocably consents to and accepts, for itself and in respect of its property, generally and unconditionally the non-exclusive jurisdiction of such courts. Each party hereto hereby further irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of any Transaction Document.

(c) Each party hereto hereby irrevocably consents to the service of process out of any of the courts referred to in subsection (b) above of this Section 8.12 in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address set forth in this Agreement. Each party hereto hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any suit, action or proceeding commenced hereunder or under any other Transaction Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of a party to serve process on the other party in any other manner permitted by law.

8.13. Waiver of Jury Trial. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to the Agreement or any Transaction Document or the transactions contemplated hereunder or under any Transaction Document. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to the Agreement or any Transaction Document.

IN WITNESS WHEREOF, the Parties have caused this Common Stock and Warrant Purchase Agreement to be executed the day and year first above written by its duly authorized officer or agent.

OSCIENT PHARMACEUTICALS CORPORATION

By:	/s/ Steven M. Rauscher
Name:	Steven M. Rauscher
Title:	President and Chief Executive Officer

PAUL ROYALTY FUND HOLDINGS II

By:	Paul Royalty Fund II, LP, its Managing Partner

By:	Paul Capital Royalty Management, LLC, its General Partner

By:	Paul Capital Advisors, LLC, its Manager

By:	/s/ Gregory B. Brown
Name:	Gregory B. Brown, MD
Title:	Member